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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported)  August 12, 2002

The A Consulting Team, Inc.
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(Exact Name of Registrant as Specified in Charter)

          New York                       0-22945                13-3169913
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(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                  Number)            Identification No.)


                200 Park Avenue South, New York, New York 10003
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(Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code  (212) 979-8228



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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On August 12, 2002, the Company issued 530,304 shares of Series A Preferred Stock to Shmuel BenTov in exchange for $350,000.64. The Company relied upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering, in issuing the stock to Shmuel BenTov. Based upon discussions with and representations made by the investor, the Company reasonably believed that such investor was accredited and a sophisticated investor. Mr. BenTov had access to information on the Company necessary to make an informed investment decision. The shares of Series A Preferred Stock are convertible into common stock on a 1:1 basis subject to adjustment for stock splits, consolidations and stock dividends. In addition, the shares of Series A Preferred Stock are entitled to a 7% cumulative dividend payable semi-annually. The Company has also agreed to grant "piggyback" registration rights to Mr. BenTov for the shares of common stock issuable upon conversion of the Series A Preferred Stock.


         On February 14, 2002, the Company was informed by Nasdaq that it had failed to maintain a closing bid price of at least $1.00 per share and a market value of publicly held shares of at least $5,000,000 for 30 consecutive trading days, and therefore the Company did not comply with the requirements as set forth in Nasdaq Marketplace Rules 4450(a)(5) and 4450(b)(2), respectively. Pursuant to Nasdaq rules, the Company was provided with a 90-day grace period, through May 15, 2002, to regain compliance with the minimum bid price and market value of public float requirements. The Company did not regain compliance within the proscribed time period. On May 23, the Company requested a hearing, which stayed the delisting of the Company's common stock. On July 11, 2002, the Company participated in a hearing before the Nasdaq Listing Qualifications Panel (the "Nasdaq Panel"). On July 31, 2002, the Nasdaq Panel notified the Company that the Nasdaq Panel had determined not to grant any further exception to the minimum bid price and/or market value of publicly held shares requirements. The Nasdaq Panel further determined to transfer listing of the Company's common stock to The Nasdaq SmallCap Market, effective with the open of business on August 5, 2002, pursuant to the following:

                  On or before August 13, 2002, the Company must demonstrate a closing bid price of at least $1.00 per share; immediately thereafter, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. In the event the Company fails to evidence a closing bid price of at least $1.00 per share upon the expiration of the exception, it may be eligible for an additional 180-day grace period within which to regain compliance with the $1.00 bid price requirement, provided it is able to demonstrate shareholders' equity of at least $5,000,000, a market value of listed securities of at least $50,000,000, or net income of at least $750,000 (in the most recently completed fiscal year or in two of the last three fiscal years based upon the Company's most recently filed financial statements). In the alternative, if the Company is not eligible for the extended grace period as of August 13, 2002, the Company is hereby granted an exception to effect a reverse stock split sufficient to achieve and sustain a minimum bid price of $1.00 per share. Specifically, under this alternative, on or before September 20, 2002, the Company must file a proxy statement with the Securities and Exchange Commission and Nasdaq evidencing its intent to seek shareholder approval for the implementation of a reverse stock split. Thereafter, on or before October 31, 2002, the Company must evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days.

         On August 12, 2002, the Company sold 530,304 shares of Series A Preferred Stock for an aggregate purchase price of $350,000. In Item 7 below the Company has provided a proforma June 30, 2002 balance sheet and related footnotes, after giving effect to the sale of the Series A Preferred Stock. This proforma balance sheet indicates that the Company's shareholder's equity exceeds the Nasdaq requirement of $5,000,000. The Company believes that the filing of this current Report on Form 8-K with the Securities and Exchange Commission and Nasdaq on August 12, 2002 demonstrates that the Company has satisfied the requirements set forth by the Nasdaq Panel to make the Company eligible for the additional 180-day grace period during which to demonstrate a closing bid price of at lease $1.00 per share. As of the date hereof, Nasdaq has not confirmed that the Company is entitled to the additional 180-day grace period based upon demonstration of shareholder's equity of at least $5,000,000.

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         The Company currently meets the requirements for continued listing on
The Nasdaq SmallCap Market, except for the $1.00 per share minimum bid requirement. If the minimum bid price for the Company's Common Stock has not increased to a minimum of $1.00 per share during the 180-day grace period, or if the Company failed to meet each of the other applicable continued listing requirements, the Company's Common Stock could be removed from The Nasdaq SmallCap Market. In such event, any trading in the Company's Common Stock would thereafter be conducted in the over-the-counter market on the NASD's OTC Electronic Bulletin Board or in the "pink sheets."

         As a result of the Company's Common Stock being removed from quotation on The Nasdaq National Market or The Nasdaq SmallCap Market, the liquidity of the Company's Common Stock could be reduced and the coverage of the Company by security analysts and media could be reduced, which could result in lower prices for the Company's Common Stock than might otherwise prevail and could also result in spreads between the bid and asked prices for the Company's Common Stock. Additionally, certain investors will not purchase securities that are not quoted on The Nasdaq National Market, which could materially impair the Company's ability to raise funds through the issuance of its Common Stock or other securities convertible into its Common Stock.

         The Nasdaq Listing and Hearing Review Council (the "Listing Council") might, on its own motion, determine to review the Nasdaq Panel decision within 45 calendar days after issuance of the Nasdaq Panel's written decision. If the Listing Council determines to review this decision, it may affirm, modify, reverse, dismiss, or remand the decision to the Nasdaq Panel. The Company understands that is will be immediately notified in the event the Listing Council determines that this matter will be called for review.

Item 7.  Exhibits.

                   Exhibits                Description

                    99 The A Consulting Team, Inc. June 30, 2002 Proforma Balance Sheet and Footnotes

                    99.2  Press Release related to the Sale of Preferred Stock

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                The A Consulting Team, Inc.
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                                        Registrant


Date: August 12, 2002


                                By: /s/ Richard D. Falcone
                                    -----------------------------------
                                    Name:    Richard D. Falcone
                                    Title: Chief Financial Officer and Treasurer
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                                  Exhibit Index

                Exhibit No.     Description
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                    99.1           The A Consulting Team, Inc. June 30, 2002
                                   Proforma Balance Sheet and Footnotes



                    99.2           Press Release related to the Sale of
                                   Preferred Stock